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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated February 26, 2014 with respect to the consolidated financial statements and financial statement schedule included in the Annual Report on Form 10-K for the year ended December 31, 2013 of American Realty Capital Healthcare Trust, Inc. which is incorporated by reference in this Registration Statement on Form S-4 of Ventas, Inc. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP
New York, New York
October 17, 2014

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  Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM